UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):July 22, 2026

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 850 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement and Forbearance Agreement

On July 22, 2026 (the “Third Amendment Effective Date”), American Shared Hospital Services (the “Company”), along with certain of its domestic subsidiaries, entered into a Third Amendment to Credit Agreement and Forbearance Agreement (the “Third Amendment”) with Fifth Third Bank, National Association (the “Lender”), amending that certain Credit Agreement dated April 9, 2021 by and among the Company, certain of its domestic subsidiaries and the Lender, as amended by the First Amendment to Credit Agreement dated January 25, 2024, and the Second Amendment to Credit Agreement dated December 18, 2024 (the “Credit Agreement”). Capitalized terms that are used but not defined in this Current Report on Form 8-K (this “Form 8-K”) have the meanings given to them in the Credit Agreement.

As previously disclosed in the Company’s Current Reports on Form 8-K originally filed on December 16, 2025 and June 4, 2026, the Loan Parties received a notice from the Lender (the “Notice”) asserting that certain Events of Default had occurred under the Credit Agreement. After delivering the Notice, the Lender did not take further actions to enforce its rights under the Credit Agreement, and, instead continued to negotiate with the Company with respect to certain amendments to the Credit Agreement. The Third Amendment is intended, in part, to address certain of the assertions made by the Lender in the Notice, and to set forth the accommodations and understandings of the parties with respect to the Credit Agreement and the Company’s plans to satisfy the obligations owed under the Credit Agreement, and provide additional security to the Lender.

In the Third Amendment, the Lender agreed to forbear from exercising certain rights and remedies in respect of certain Events of Default under the Credit Agreement (the “Designated Events of Default”), including the Events of Default identified in the Notice, beginning on the Third Amendment Effective Date until June 30, 2027 (the “Standstill Period”), subject to certain forbearance termination events. The Lender also agreed that the Minimum Unrestricted Cash, Fixed Charge Coverage Ratio and Total Funded Debt covenants would not be applicable during the Standstill Period.

In turn, the Third Amendment imposes certain obligations and restrictions on the Borrowers, including that it (a) prohibits the Borrowers from requesting any Revolving Loan Advances or any GKF Revolving Advances, (b) requires the Borrowers, on a monthly basis, to prepay the Obligations by the amount (if any) by which Excess Cash Flow exceeds $5,000,000, (c) prohibits the Lender from charging default interest in connection with the Designated Events of Default or during the Standstill Period, (d) requires the Company to make monthly payments of interest on the Term Loan beginning on the Third Amendment Effective Date until the maturity date and quarterly payments of $125,000 of principal on the Term Loan beginning on October 10, 2026, (e) requires the Company to make monthly payments of interest only on the Delayed Draw Term Loan beginning on the Third Amendment Effective Date until the maturity date, and quarterly payments of $75,000 of principal on the Delayed Draw Term Loan beginning on October 10, 2026, (f) prohibits the Company from maintaining more than $100,000 in certain third party bank accounts for more three consecutive days, (g) requires the Company to provide a certificate weekly that the balances in certain bank accounts have not fallen below $1,000,000, (h) requires the Company to pursue a sale of all or a portion of the assets of the Company and its subsidiaries, achieve certain milestones with respect to a prospective sale, and pay certain fees to the Lender if such milestones are not achieved, (i) requires the Company to maintain at least $2,000,000 in Qualifying Subordinated Debt proceeds in a blocked deposit account of the Company maintained by the Lender (the “QSD Blocked Account”); (j) limits the Company’s right to make investments in foreign subsidiaries, and guaranty loans of foreign subsidiaries, provided that ASHS Mexico is expressly permitted to (i) make a cash deposit of not more than $600,000 with Elekta AB using only foreign cash for the purpose of purchasing a Gamma Knife and related equipment and (ii) incur indebtedness of up to $2.0 million in connection with such a purchase, (k) requires that GKF become jointly and severally liability in the respect of the Obligations if it becomes a wholly-owned subsidiary of the Company, (l) requires that the Company provide a monthly excess cash flow certificate and weekly cash flow forecasts, (m) limits the Borrowers’ ability to make capital expenditures and (n) provides that all Obligations are due and payable upon termination of the Standstill Period.

The foregoing summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Note and Warrant Purchase Agreement

Also on July 22, 2026, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Promissory Note and Security Agreement (the “Note”), with RCS/TIG Holdings LLC, a Delaware limited liability company (the “Subordinated Lender”). Raymond Stachowiak, a member of the Company’s board of directors (the “Board”) and the Executive Chairman of the Board, is the manager and owner of the Subordinated Lender.

The Note is in the original principal amount of $2,000,000 and bears interest at an annual rate of 10%. All interest accrued and payable is capitalized and added to the outstanding principal amount of the Note. All unpaid principal and any unpaid and accrued interest under the Note is due and payable on July 21, 2027 (the “Maturity Date”). The proceeds from the Note were deposited by the Company into the QSD Blocked Account established pursuant to the Credit Agreement. There are no prepayment fees associated with the Note. The Note is secured by a lien on substantially all of the assets of the Company, which lien is subordinated to the lien of the Lender. The events of default under the Note include, without limitation, and subject to certain grace periods, (a) the Company’s failure to make any payments of principal or interest under the Note, (b) the Company’s breach of a representation or default in the performance of any covenant under the Purchase Agreement, Note or Warrant, (c) the occurrence of a default under the Credit Agreement, or (d) the Company’s insolvency or bankruptcy. The Subordinated Lender’s ability to exercise its rights under the Note are limited by an Intercreditor and Subordination Agreement between the Lender and the Subordinated Lender.

In accordance with the Purchase Agreement, the Company issued a warrant to the Subordinated Lender (the “Warrant”) that is exercisable through July 21, 2027 to purchase up to 220,000 shares of the Company’s common stock at an exercise price of $1.45 per share (which is equal to the average closing price of the Company’s common stock for the five consecutive trading days immediately preceding July 22, 2026).

The Purchase Agreement, Note and Warrant and the transactions contemplated thereby were reviewed and approved by the disinterested members of the Board and the Audit Committee of the Board.

The foregoing summary of the Purchase Agreement and the Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Note which are filed as Exhibit 10.2 and 10.3 to this Current Report, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above, which is incorporated herein by reference, for a discussion of the creation of a direct financial obligation under the Third Amendment and the Note.

Item 3.02. Unregistered Sales of Equity Securities.

See discussion under Item 1.01 above, which is incorporated herein by reference, regarding the issuance of the Warrants. The Warrants were offered and sold pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Subordinated Lender represented to the Company, among other things, that it is an accredited investor and acquired the Warrant for investment purposes and for its own account.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†
Third Amendment to Credit Agreement and Forbearance Agreement dated as of July 22, 2026 by and among American Shared Hospital Services, PBRT Orlando, LLC, and GK Financing, LLC as co-borrowers, American Shared Radiosurgery Services as a loan party, and Fifth Third Bank, National Association, as Lender.

10.2	Note and Warrant Purchase Agreement dated as of July 22, 2026, by and between American Shared Hospital Services and RCS/TIG Holdings LLC.

10.3	Promissory Note and Security Agreement dated as of July 22, 2026, by and between American Shared Hospital Services and RCS/TIG Holdings LLC.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

†
Certain portions of this exhibit have been omitted because they are not material, would be competitively harmful if publicly disclosed, and are of the type that the registrant treats as private or confidential.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: July 28, 2026	By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board